Andrew M. Cuomo	Benjamin M. Lawsky
Governor	Superintendent

THE PEOPLE OF THE STATE OF NEW YORK, by Benjamin M. Lawsky, Superintendent of Department of Financial Services, pursuant to Section 1201 of the Insurance Law, do hereby certify that

Jefferson National Life Insurance Company of New York

having complied with the requirements of said Law to become a body corporate, is hereby declared to be incorporated.

In Witness Whereof, I have hereunto set my hand and affixed the official seal of this Department at the City of Albany, this 12th day of June, 2014

Benjamin M. Lawsky

Superintendent

By /s/ Jacqueline Catalfamo

Jacqueline Catalfamo

Special Deputy Superintendent

ONE COMMERCE PLAZA, ALBANY, NY 12257 | WWW.DFS.NY.GOV

SHORT CERTIFICATE

STATE OF NEW YORK

DEPARTMENT OF FINANCIAL SERVICES

It is hereby certified that the attached copy of Declaration of Intention and Charter of Jefferson National Life Insurance Company of New York, of the County & State of New York, as filed with this Department, June 12, 2014, pursuant to Section 1201 of the New York Insurance Law, has been compared with the original on file in this Department and that it is a correct transcript therefrom and of the whole of said original.

In Witness Whereof, I have here-unto set my hand and affixed the official seal of this Department at the City of Albany, this 12th day of June, 2014

/s/ Jacqueline Catalfamo

Jacqueline Catalfamo

Special Deputy Superintendent

DECLARATION OF INTENTION

OF

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

We, the undersigned, being natural persons of full age, hereby declare our intention to form a stock life insurer for the purpose of transacting the kinds of life and health insurance business specified in Paragraphs 1 and 2 of Subsection (a) of Section 1113 of the Insurance Law of the State of New York; and for that purpose do hereby adopt the following charter:

CHARTER

OF

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

ARTICLE I

NAME AND PRINCIPAL OFFICE

SECTION 1. Name. The name of the corporation shall be Jefferson National Life Insurance Company of New York (the “Company”).

SECTION 2. Principal Office. The principal office of the Company shall be located in the County of New York, State of New York.

ARTICLE II

PURPOSE AND POWERS

SECTION 1. Purpose. The purpose for which the Company is organized is to transact the kinds of life and health insurance business specified in Paragraphs 1 and 2 of Subsection (a) of Section 1113 of the Insurance Law of the State of New York, as follows:

(1) As authorized by paragraph (1) of Section 1113(a) of the Insurance Law of the State of New York, “life insurance,” meaning every insurance upon the lives of human beings, and every insurance appertaining thereto, including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, accelerated payments of part or all of the death benefit or a special surrender value upon (A) diagnosis of terminal illness defined as a life expectancy

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of twelve months or less, (B) diagnosis of a medical condition requiring extraordinary medical care or treatment regardless of life expectancy, (C) certification by a licensed health care practitioner of any condition which requires continuous care for the remainder of the insured’s life in an eligible facility or at home when the insured is chronically ill as defined by Section 7702(B) of the Internal Revenue Code and regulations thereunder, provided the accelerated payments qualify under Section 101(g)(3) of the Internal Revenue Code and all other applicable sections of federal law in order to maintain favorable tax treatment, or (D) certification by a licensed health care practitioner that the insured is chronically ill as defined by Section 7702 (B) of the Internal Revenue Code and regulations thereunder, provided the accelerated payments qualify under Section 101(g)(3) of the Internal Revenue Code and all other applicable sections of federal law in order to maintain favorable tax treatment and the insurer that issues such policy is a qualified long term care insurance carrier under Section 4980c of the Internal Revenue Code or provide a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds. “Life insurance” also includes additional benefits to safeguard the contract against lapse in the event of unemployment of the insured or in the event the insured is a resident of a nursing home. Amounts paid the insurer for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of the Insurance Law of the State of New York;

(2) As authorized by paragraph (2) of Section 1113(a) of the Insurance Law of the State of New York, “annuities,” meaning all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph (1) above. Amounts paid the insurer to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of the Insurance Law of the State of New York;

and any amendments to such paragraphs or provisions in substitution therefor which may be hereafter adopted; and such other kind or kinds of business to the extent necessarily or properly incidental to the kind or kinds of insurance business which the Company is authorized to do.

SECTION 2. Mode and Manner of Exercising Corporate Powers. The mode and manner in which the corporate powers of the Company shall be exercised are through a Board of Directors and through such officers, employees, and agents as such Board shall employ.

ARTICLE III

DIRECTORS

SECTION 1. Number of Directors. The number of Directors of the Company shall be not less than seven (except for vacancies temporarily unfilled) nor more than twenty-one; provided however, that at least one third (but not less than three) of such Directors shall be

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persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. The number of Directors shall be determined from time to time by a vote of a majority of the entire Board of Directors. No decrease in the number of Directors shall shorten the term of any incumbent Director.

SECTION 2. Election of Directors. The election of Directors of the Company shall be at the Annual Meeting of the shareholders of the Company.

SECTION 3. Annual Meeting. The Annual Meeting of the shareholders of the Company shall be held in May of each year, at such place, within or without the State of New York, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. The Superintendent of Financial Services shall be notified of the date of the meeting when the date is selected. At such Annual Meeting all Directors shall be elected for the ensuing year, and the Directors shall take office immediately upon election and shall hold office until the next Annual Meeting and until their successors are elected. At each Annual Meeting, each shareholder of record on the books of the Company shall be entitled to one vote in person or by proxy for each share of stock so held by the shareholder. Directors shall be chosen and elected by a plurality of the whole number of the shares voted at the meeting.

SECTION 4. Shareholder Action Without a Meeting. Any action required by statute to be taken at any annual or special meeting of the shareholders of the Company, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without the need to obtain the unanimous consent of the shareholders, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

SECTION 5. Vacancy of the Board of Directors. Whenever any vacancy shall occur in the Board of Directors by death, resignation, removal or otherwise, the remaining members of the Board, at a meeting called for that purpose or at any regular meeting, shall elect a Director or Directors to fill the vacancy or vacancies thus occasioned, and each Director so elected shall hold office for the unexpired term of the Director whose place the individual has taken. In the event that there should be no remaining Directors, vacancies shall be filled by the shareholders at a meeting called for that purpose.

SECTION 6. Qualifications of the Directors. The majority of the Directors of the Company shall at all times be citizens and residents of the United States, not less than one of the Directors shall be a resident of the State of New York, and each Director shall be at least eighteen years of age.

SECTION 7. Removal of Directors. Any or all of the Directors may be removed at any time, either for or without cause, by vote of the shareholders.

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SECTION 8. Personal Liability. No Director shall be personally liable to the Company or any of its shareholders for damages for any breach of duty as a Director; provided however, that the foregoing provision shall not eliminate or limit (i) the liability of a Director if a judgment or other final adjudication adverse to such Director establishes that such Director’s acts or omissions were in bad faith or involved intentional misconduct or any violation of the Insurance Law of the State of New York or a knowing violation of any other law or that such Director personally gained in fact a financial profit or other advantage to which such Director was not legally entitled.

SECTION 9. City and State of Residence of Directors. The names and city and state of residence of the Directors who shall serve until the first Annual Meeting of the shareholders are:

Name	City and State of Residence
1. ERIC STUART SCHWARTZ	New York, NY

2. STEVEN FREDERICK PIAKER	West Hartford, CT

3. ANDREW THOMAS MULDERRY	Rye, NY

4. ROBERT CULPEPPER COVINGTON JR.	Little Rock, AR

5. MITCHELL HARRIS CAPLAN	Bethesda, MD and Aspen, CO

6. LAURENCE PAUL GREENBERG	Princeton, NJ

7. DAVID PETER LAU	Anchorage, KY

8. CRAIG ALAN HAWLEY	Simpsonville, KY

9. JOSEPH FRED VAP	Louisville, KY

ARTICLE IV

TERM AND CAPITAL

SECTION 1. Term of the Company. The duration of the corporate existence of the Company shall be perpetual.

SECTION 2. Capital. The Common Capital Stock of the Company shall consist of 2,000,000 shares of a par value of one dollar ($1.00) per share. The Capital shall be $2,000,000.

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ARTICLE V

OFFICERS

The officers of the Company shall be elected by the Board of Directors at its Annual Meeting, which shall be held immediately after the Annual Meeting of the shareholders. The Board shall elect such officers as shall be provided in the By-Laws. In case a quorum is not present, the Annual Meeting of the Board shall be adjourned to another day by the Directors present. Officers elected by the Board shall respectively hold office until the next Annual Meeting of the Board, and until their successors are chosen and have qualified. All officers shall serve at the pleasure of the Board, unless otherwise provided in the By-Laws. Vacancies in the elective offices occurring in the interval between Annual Meetings of the Board may be filled at any time by the Board, and a person so selected shall hold office until his successor is chosen and has qualified. One person may hold two or more offices.

ARTICLE VI

AMENDMENTS

This Charter or provisions thereof may be amended at any time in accordance with the provisions of the Insurance Law of the State of New York and the Business Corporation Law of the State of New York, as the same may be amended from time to time.

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IN WITNESS WHEREOF, we have hereunto subscribed our names this 23 day of April 2014.

/s/ Mitchell Caplan
Mitchell Caplan

/s/ Jane Gelman
Jane Gelman

/s/ Laurence Greenberg
Laurence Greenberg

/s/ Craig Hawley
Craig Hawley

/s/ David Lau
David Lau

/s/ Angie Mattingly
Angie Mattingly

/s/ Greg Padgett
Greg Padgett

/s/ Michelle Pulliam
Michelle Pulliam

/s/ Joseph Vap
Joseph Vap

[Signature Page]

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STATE OF KENTUCKY	)
) ss.:
COUNTY OF JEFFERSON	)

On this 23 day of April 2014, before me personally came Mitchell Caplan to me personally known and known to me to be the person who executed the foregoing instrument, and s/he duly acknowledged before me that s/he executed the same.

/s/ Leslie O Aberli
Notary Public

[Notary Page]

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STATE OF KENTUCKY	)
) ss.:
COUNTY OF JEFFERSON	)

On this 23 day of April 2014, before me personally came Jane Gelman to me personally known and known to me to be the person who executed the foregoing instrument, and s/he duly acknowledged before me that s/he executed the same.

/s/ Leslie O Aberli
Notary Public

[Notary Page]

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STATE OF KENTUCKY	)
) ss.:
COUNTY OF JEFFERSON	)

On this 23 day of April 2014, before me personally came Laurence Greenberg to me personally known and known to me to be the person who executed the foregoing instrument, and s/he duly acknowledged before me that s/he executed the same.

/s/ Leslie O Aberli
Notary Public

[Notary Page]

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STATE OF KENTUCKY	)
) ss.:
COUNTY OF JEFFERSON	)

On this 23 day of April 2014, before me personally came Craig Hawley to me personally known and known to me to be the person who executed the foregoing instrument, and s/he duly acknowledged before me that s/he executed the same.

/s/ Leslie O Aberli
Notary Public

[Notary Page]

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STATE OF KENTUCKY	)
) ss.:
COUNTY OF JEFFERSON	)

On this 23 day of April 2014, before me personally came David Lau to me personally known and known to me to be the person who executed the foregoing instrument, and s/he duly acknowledged before me that s/he executed the same.

/s/ Leslie O Aberli
Notary Public

[Notary Page]

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STATE OF KENTUCKY	)
) ss.:
COUNTY OF JEFFERSON	)

On this 23 day of April 2014, before me personally came Angie Mattingly to me personally known and known to me to be the person who executed the foregoing instrument, and s/he duly acknowledged before me that s/he executed the same.

/s/ Leslie O Aberli
Notary Public

[Notary Page]

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STATE OF KENTUCKY	)
) ss.:
COUNTY OF JEFFERSON	)

On this 23 day of April 2014, before me personally came Greg Padgett to me personally known and known to me to be the person who executed the foregoing instrument, and s/he duly acknowledged before me that s/he executed the same.

/s/ Leslie O Aberli
Notary Public

[Notary Page]

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STATE OF KENTUCKY	)
) ss.:
COUNTY OF JEFFERSON	)

On this 23 day of April 2014, before me personally came Michelle Pulliam to me personally known and known to me to be the person who executed the foregoing instrument, and s/he duly acknowledged before me that s/he executed the same.

/s/ Leslie O Aberli
Notary Public

[Notary Page]

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STATE OF KENTUCKY	)
) ss.:
COUNTY OF JEFFERSON	)

On this 23 day of April 2014, before me personally came Joe Vap to me personally known and known to me to be the person who executed the foregoing instrument, and s/he duly acknowledged before me that s/he executed the same.

/s/ Leslie O Aberli
Notary Public

[Notary Page]

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